Exhibit 99.1 PRESS RELEASE

Corporate Update

VANCOUVER, BRITISH COLUMBIA, December 7, 2016

Sterling Group Ventures, Inc. (the "Company") (OTCQB: SGGV) is pleased to provide following corporate update:

Mojo Games, a division of the Company, is currently working with its partner in India to release its poker platform nation-wide. As per the current agreement, Mojo has entered into a Joint Venture with its Indian partner with all profits to be divided equally. Mojo's Indian partner is a major media conglomerate with a large customer base which will be leveraged to drive adoption of the platform. The platform is currently in the late stages of development, with a soft launch underway including mobile applications.

Mojo Games is excited to be working with its new partner VLeague who is the exclusive online social gaming provider for Alisports' Chess and Card Division as per the Company's press release of December 2, 2016. Mojo is planning and negotiating to launch, together with VLeague, additional sites inside and now outside of China, promoting recreational play and the Alisports IPT tournaments.

In addition to upcoming launches with partners in India and China, the Company continues its B2B sales and operational efforts in Europe and South America.

Mojo Games would also like to announce that it has been actively developing a Merger & Acquisition strategy having identified near term targets that are a strong fit with the Company's operations. The Company anticipates that any one of the targets could present a material change and will disclose these opportunities on a timely basis.

The Company would like to announce that Robert Smiley has stepped down as CFO. The Company would like to thank Mr. Smiley for his hard work as CFO on behalf of the Company and wish him well in his future endeavors.

The Company is pleased to announce that Mr. Chris MacPherson is joining the Company as CFO and Director. He has spent 25 years at CIBC Wood Gundy as Vice President & Portfolio Manager. Chris has extensive experience in the capital markets and is co-founder of Mojo. Chris will be responsible for finance and marketing activities, funding and acquisition opportunities as well as assist in strategic and tactical matters. He has sat on a number of boards including BC Hydro and been quite active on the political stage. He has also been involved in a number of charities including Children's Miracle and Nepal House Society.

ON BEHALF of the BOARD

/s/ Nicolaos Mellios, Chairman & CEO

For further information, please check the Company's SEC 8-K filing or contact:
Christopher Tsakok, MBA, CFA, Director
Phone: (604) 684-1001 Fax: (604) 684-1001
Email: info@sterlinggroupventures.com

SAFE HARBOUR
Certain statements and other information included in this press release constitute "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws, including the "safe harbour" provisions of provincial securities legislation and the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intend", "estimate", "outlook", "focus", "potential", "will", "should", "would", "could" and other similar expressions. Readers are cautioned not to place undue reliance on forward-looking statements as it is subject to known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Except as required by law, there is no intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as required by law.

This press release does not constitute any investment advice or any solicitation or offer to buy or sell any securities. No representation is made on the accuracy or completeness of the information contained in this press release, and the Company does not accept liability for any errors or omissions in the contents of this press release that arise as a result of transmission. The Company may not update the information in this press release. The Company does not waive any rights, privileges or other protections that the Company may have with respect to the information in this press release.